Exhibit 99.1
Workday Announces Fiscal 2025 Third Quarter Financial Results

Fiscal Third Quarter Total Revenues of $2.160 Billion, Up 15.8% Year Over Year
Subscription Revenues of $1.959 Billion, Up 15.8% Year Over Year

PLEASANTON, Calif., November 26, 2024 – Workday, Inc. (NASDAQ: WDAY), a leading provider of solutions to help organizations manage their people and money, today announced results for the fiscal 2025 third quarter ended October 31, 2024.

Fiscal 2025 Third Quarter Results

•Total revenues were $2.160 billion, an increase of 15.8% from the third quarter of fiscal 2024. Subscription revenues were $1.959 billion, an increase of 15.8% from the same period last year.
•Operating income was $165 million, or 7.6% of revenues, compared to an operating income of $88 million, or 4.7% of revenues, in the same period last year. Non-GAAP operating income for the third quarter was $569 million, or 26.3% of revenues, compared to a non-GAAP operating income of $462 million, or 24.8% of revenues, in the same period last year.1
•Diluted net income per share was $0.72, compared to diluted net income per share of $0.43 in the third quarter of fiscal 2024. Non-GAAP diluted net income per share was $1.89, compared to non-GAAP diluted net income per share of $1.56 in the same period last year.1
•12-month subscription revenue backlog was $6.98 billion, up 15.3% from the same period last year. Total subscription revenue backlog was $22.19 billion, increasing 20.3% year-over-year.
•Operating cash flows were $406 million compared to $451 million in the prior year. Free cash flows were $359 million compared to $391 million in the prior year.1
•Workday repurchased approximately 0.6 million shares of Class A common stock for $157 million as part of its share repurchase programs.
•Cash, cash equivalents, and marketable securities were $7.16 billion as of October 31, 2024.

1See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

Comments on the News

“Workday’s solid performance in Q3 reflects the trust our customers place in us across industries, the global momentum around our AI-driven innovations, and the strength of our partner ecosystem,” said Carl Eschenbach, CEO, Workday. “Organizations are increasingly consolidating on the Workday platform to reduce total cost of ownership, simplify their operations, and to unlock the power of our best-in-class AI solutions. Workday gives them the ultimate advantage – and that positions our business for long-term success.”

“In Q3, we once again made good progress across a number of our key growth areas,” said Zane Rowe, CFO, Workday. “Looking ahead, we expect fiscal 2025 subscription revenue of $7.703 billion, growth of 17%, and fiscal 2025 non-GAAP operating margin of 25.5%. We are focused on executing in our seasonally strongest quarter, as we lay the foundation for durable, profitable growth at scale.”

Recent Highlights

•Workday unveiled Workday Illuminate, the next generation of Workday AI, at its annual customer conference, Workday Rising.
•Workday introduced a set of new AI agents and a new Workday Assistant to streamline and simplify common HR and finance processes.
•Workday added several full suite customers for Workday Financial Management and Workday Human Capital Management (HCM), including CommonSpirit Health, Fitness and Lifestyle Group in Australia, New Jersey Institute of Technology, and The Department for Science, Innovation and Technology in the UK.

•Workday appointed Rob Enslin president, chief commercial officer.
•Workday announced updates to its partner ecosystem, including 12 new Industry Accelerators; Workday Wellness; AI momentum with Workday Ventures; and a partnership with Compa.
•Workday closed the acquisition of leading AI-native document intelligence platform, Evisort.
•Workday was named a Leader in the 2024 Gartner® Magic Quadrants™ for Cloud HCM Suites for 1,000+ Employee Enterprises1, Cloud ERP for Service-Centric Enterprises2, and Financial Planning Software3.

1Gartner Magic Quadrant for Cloud HCM Suites for 1,000+ Employee Enterprises, Ranadip Chandra, Sam Grinter, Ron Hanscome, Chris Pang, Anand Chouksey, Josie Xing, Harsh Kundulli, David Bobo, Laura Gardiner, Hiten Sheth, Emi Chiba, Travis Wickesberg, and Michelle Shapiro, 23 October 2024.
2Gartner Magic Quadrant for Cloud ERP for Service-Centric Enterprises, Robert Anderson, Denis Torii, Sam Grinter, Naveen Mahendra, Tomas Kienast, Johan Jartelius, 4 November 2024.
3Gartner Magic Quadrant for Financial Planning Software, Regina Crowder, Vaughan Archer, Matthew Mowrey, Michelle Carlsen, 18 November 2024.

Financial Outlook

Workday is providing guidance for the fiscal 2025 fourth quarter ending January 31, 2025 as follows:
•Subscription revenue of $2.025 billion, representing growth of 15%
•Non-GAAP operating margin of 25.0%1

Workday is updating its guidance for the fiscal 2025 full year ending January 31, 2025 as follows:
•Subscription revenue of $7.703 billion, representing growth of 17%
•Non-GAAP operating margin of 25.5%1

1The Company has not provided a reconciliation of its forward outlook for non-GAAP operating margin with its forward-looking GAAP operating margin in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable to predict with reasonable certainty the amount and timing of adjustments that are used to calculate this non-GAAP financial measure, particularly related to stock-based compensation and its related tax effects, acquisition-related costs, and realignment costs.

Earnings Call Details

Workday plans to host a conference call today to review its fiscal 2025 third quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30 p.m. PT/4:30 p.m. ET and can be accessed via webcast. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday uses the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Workday

Workday is a leading enterprise platform that helps organizations manage their most important assets – their people and money. The Workday platform is built with AI at the core to help customers elevate people, supercharge work, and move their business forever forward. Workday is used by more than 10,500 organizations around the world and across industries – from medium-sized businesses to more than 60% of the Fortune 500. For more information about Workday, visit workday.com.

© 2024 Workday, Inc. All rights reserved. Evisort, Workday, and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s fourth quarter and full-year fiscal 2025 subscription revenue and non-GAAP operating margin, growth, momentum, and innovation. These forward-looking statements are based only on currently available information and our current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to: (i) breaches in our security measures or those of our third-party providers, unauthorized access to our customers’ or other users’ personal data, or disruptions in our data center or computing infrastructure operations; (ii) service outages, delays in the deployment of our applications, and the failure of our applications to perform properly; (iii) privacy concerns and evolving domestic or foreign laws and regulations; (iv) the impact of continuing global economic and geopolitical volatility on our business, as well as on our customers, prospects, partners, and service providers; (v) any loss of key employees or the inability to attract, train, and retain highly skilled employees; (vi) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, advancements in technology, and marketing initiatives by our competitors; (vii) our reliance on our network of partners to drive additional growth of our revenues; (viii) the regulatory, economic, and political risks associated with our domestic and international operations; (ix) adoption of our applications and services by customers and individuals, including any new features, enhancements, and modifications, as well as our customers’ and users’ satisfaction with the deployment, training, and support services they receive; (x) the regulatory risks related to new and evolving technologies such as AI and our ability to realize a return on our development efforts; (xi) our ability to realize the expected business or financial benefits of any acquisitions of or investments in companies; (xii) delays or reductions in information technology spending; and (xiii) changes in sales, which may not be immediately reflected in our results due to our subscription model. Further information on these and additional risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent report on Form 10-Q or Form 10-K and other reports that we have filed and will file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	October 31, 2024	January 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,311	$2,012
Marketable securities	5,846	5,801
Trade and other receivables, net	1,404	1,639
Deferred costs	244	232
Prepaid expenses and other current assets	273	255
Total current assets	9,078	9,939
Property and equipment, net	1,263	1,234
Operating lease right-of-use assets	335	289
Deferred costs, noncurrent	490	509
Acquisition-related intangible assets, net	383	233
Deferred tax assets	1,031	1,065
Goodwill	3,479	2,846
Other assets	365	337
Total assets	$16,424	$16,452
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$74	$78
Accrued expenses and other current liabilities	323	287
Accrued compensation	476	544
Unearned revenue	3,447	4,057
Operating lease liabilities	102	89
Total current liabilities	4,422	5,055
Debt, noncurrent	2,983	2,980
Unearned revenue, noncurrent	64	70
Operating lease liabilities, noncurrent	278	227
Other liabilities	53	38
Total liabilities	7,800	8,370
Stockholders’ equity:
Common stock	0	0
Additional paid-in capital	11,115	10,400
Treasury stock	(1,208)	(608)
Accumulated other comprehensive income (loss)	16	21
Accumulated deficit	(1,299)	(1,731)
Total stockholders’ equity	8,624	8,082
Total liabilities and stockholders’ equity	$16,424	$16,452

Workday, Inc.
Condensed Consolidated Statements of Operations
(in millions, except number of shares which are reflected in thousands and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Revenues:
Subscription services	$1,959	$1,691	$5,678	$4,843
Professional services	201	175	557	494
Total revenues	2,160	1,866	6,235	5,337
Costs and expenses (1):
Costs of subscription services	329	264	924	759
Costs of professional services	201	181	606	552
Product development	647	619	1,952	1,829
Sales and marketing	620	538	1,804	1,581
General and administrative	198	176	609	512
Total costs and expenses	1,995	1,778	5,895	5,233
Operating income (loss)	165	88	340	104
Other income (expense), net	62	41	178	114
Income (loss) before provision for (benefit from) income taxes	227	129	518	218
Provision for (benefit from) income taxes	34	15	86	25
Net income (loss)	$193	$114	$432	$193
Net income (loss) per share, basic	$0.73	$0.43	$1.63	$0.74
Net income (loss) per share, diluted	$0.72	$0.43	$1.61	$0.73
Weighted-average shares used to compute net income (loss) per share, basic	265,411	262,153	265,062	260,747
Weighted-average shares used to compute net income (loss) per share, diluted	268,549	266,377	268,936	264,087

(1) Costs and expenses include share-based compensation expenses as follows:
	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Costs of subscription services	$35	$30	$108	$90
Costs of professional services	28	29	86	87
Product development	162	162	498	494
Sales and marketing	78	65	226	212
General and administrative	65	63	204	188
Total share-based compensation expenses	$368	$349	$1,122	$1,071

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$193	$114	$432	$193
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	81	69	235	210
Share-based compensation expenses	368	349	1,122	1,071
Amortization of deferred costs	64	54	185	155
Non-cash lease expense	26	24	77	73
(Gains) losses on investments	(4)	9	6	17
Accretion of discounts on marketable debt securities, net	(28)	(39)	(90)	(111)
Deferred income taxes	5	3	38	5
Other	(8)	(13)	4	(28)
Changes in operating assets and liabilities, net of business combinations:
Trade and other receivables, net	(114)	38	238	328
Deferred costs	(73)	(79)	(178)	(182)
Prepaid expenses and other assets	33	72	57	78
Accounts payable	(15)	(7)	(3)	(62)
Accrued expenses and other liabilities	(12)	(32)	(136)	(219)
Unearned revenue	(110)	(111)	(638)	(375)
Net cash provided by (used in) operating activities	406	451	1,349	1,153
Cash flows from investing activities:
Purchases of marketable securities	(992)	(1,273)	(3,134)	(4,746)
Maturities of marketable securities	848	1,125	2,980	3,596
Sales of marketable securities	48	46	115	93
Capital expenditures	(47)	(60)	(183)	(183)
Business combinations, net of cash acquired	(302)	(9)	(824)	(9)
Purchase of other intangible assets	(2)	(1)	(3)	(10)
Purchases of non-marketable equity and other investments	(3)	0	(10)	(11)
Sales and maturities of non-marketable equity and other investments	0	0	5	0
Net cash provided by (used in) investing activities	(450)	(172)	(1,054)	(1,270)
Cash flows from financing activities:
Repurchases of common stock	(158)	(145)	(597)	(283)
Proceeds from issuance of common stock from employee equity plans	0	0	106	95
Taxes paid related to net share settlement of equity awards	(124)	(5)	(505)	(13)
Net cash provided by (used in) financing activities	(282)	(150)	(996)	(201)
Effect of exchange rate changes	0	(1)	0	(1)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(326)	128	(701)	(319)
Cash, cash equivalents, and restricted cash at the beginning of period	1,649	1,448	2,024	1,895
Cash, cash equivalents, and restricted cash at the end of period	$1,323	$1,576	$1,323	$1,576

Workday, Inc.
Reconciliations of GAAP to Non-GAAP Data

Reconciliations of our GAAP to non-GAAP operating results are included in the following table (in millions, except percentages and per share data). See the section titled “About Non-GAAP Financial Measures” below for further details.

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Non-GAAP operating income (loss)
Operating income (loss)	$165	$88	$340	$104
Share-based compensation expenses	368	349	1,122	1,071
Employer payroll tax-related items on employee stock transactions	9	9	57	47
Amortization of acquisition-related intangible assets	20	16	58	58
Acquisition-related costs	7	0	16	0
Realignment costs	0	0	9	0
Non-GAAP operating income (loss)	$569	$462	$1,602	$1,280

Non-GAAP operating margin(1)
Operating margin	7.6%	4.7%	5.5%	2.0%
Share-based compensation expenses	17.0%	18.7%	18.0%	20.1%
Employer payroll tax-related items on employee stock transactions	0.4%	0.5%	0.9%	0.8%
Amortization of acquisition-related intangible assets	1.0%	0.9%	0.9%	1.1%
Acquisition-related costs	0.3%	0.0%	0.3%	0.0%
Realignment costs	0.0%	0.0%	0.1%	0.0%
Non-GAAP operating margin	26.3%	24.8%	25.7%	24.0%

Non-GAAP diluted net income (loss) per share(1)(2)
Diluted net income (loss) per share	$0.72	$0.43	$1.61	$0.73
Share-based compensation expenses	1.37	1.31	4.17	4.05
Employer payroll tax-related items on employee stock transactions	0.03	0.03	0.21	0.17
Amortization of acquisition-related intangible assets	0.08	0.06	0.21	0.22
Acquisition-related costs	0.02	0.00	0.06	0.00
Realignment costs	0.00	0.00	0.03	0.00
Losses (gains) on strategic investments, net	(0.01)	0.04	0.03	0.06
Income tax effects	(0.32)	(0.31)	(0.94)	(0.91)
Non-GAAP diluted net income (loss) per share	$1.89	$1.56	$5.38	$4.32
(1)Operating margin and diluted net income (loss) per share are calculated using unrounded data.
(2)For the three months ended October 31, 2024, GAAP and non-GAAP diluted net income per share were calculated based upon 268,549 diluted weighted-average shares of common stock. For the three months ended October 31, 2023, GAAP and non-GAAP diluted net income per share were calculated based upon 266,377 diluted weighted-average shares of common stock. For the nine months ended October 31, 2024, GAAP and non-GAAP diluted net income per share were calculated based upon 268,936 diluted weighted-average shares of common stock. For the nine months ended October 31, 2023, GAAP and non-GAAP diluted net income per share were calculated based upon 264,087 diluted weighted-average shares of common stock.

Reconciliation of our GAAP cash flows from operating activities to non-GAAP free cash flow is as follows (in millions). See the section titled “About Non-GAAP Financial Measures” below for further details.

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$406	$451	$1,349	$1,153
Less: Capital expenditures	(47)	(60)	(183)	(183)
Free cash flows	$359	$391	$1,166	$970

About Non-GAAP Financial Measures

Change in Non-GAAP Financial Measures

Effective beginning fiscal 2025, Workday will exclude certain acquisition-related costs, realignment costs, and gains and losses on strategic investments from its non-GAAP results as these items may vary from period to period independent of the operating performance of Workday’s business. Prior period amounts have been recast for gains and losses on strategic investments to conform to this presentation. There was no impact to prior period amounts presented in this release for acquisition-related costs or realignment costs since no qualifying costs were incurred in the first three quarters of fiscal 2024.

Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP diluted net income (loss) per share, and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income (loss) and non-GAAP operating margin differ from GAAP in that they exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, acquisition-related costs, and realignment costs. Non-GAAP diluted net income (loss) per share differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, acquisition-related costs, realignment costs, gains and losses on strategic investments, and income tax effects. Free cash flows differ from GAAP cash flows from operating activities in that it treats capital expenditures as a reduction to cash flows.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•Share-based compensation expenses. Share-based compensation primarily consists of non-cash expenses for employee restricted stock units and our employee stock purchase plan, and includes share-based compensation associated with acquisitions. Although share-based compensation is an important aspect of the compensation of our employees and executives, this expense is determined using a number of factors, including our stock price, volatility, and forfeiture rates, that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expenses are not reflective of the value ultimately received by the grant recipients.
•Employer payroll tax-related items on employee stock transactions. We exclude the employer payroll tax-related items on employee stock transactions in order to show the full effect that excluding share-based compensation expenses has on our operating results. Similar to share-based compensation expenses, this tax expense is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.

•Amortization of acquisition-related intangible assets. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of the related amortization can vary significantly and are unique to each acquisition and thus we do not believe this activity is reflective of our ongoing operations. Although we exclude the amortization of acquisition-related intangible assets from these non-GAAP financial measures, we believe that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
•Acquisition-related costs. Acquisition-related costs include direct transaction costs, such as due diligence and advisory fees, and certain compensation and integration-related expenses. We exclude the effects of acquisition-related costs as we believe these transaction-specific expenses are inconsistent in amount and frequency and do not correlate to the operation of our business.
•Realignment costs. Realignment costs are associated with a formal restructuring plan and are primarily related to employee severance, the closure of facilities, and cancellation of certain contracts. We exclude these expenses because they are not reflective of ongoing business and operating results.
•Gains and losses on strategic investments. Our strategic investments include investments in early stage companies that are valuable to Workday customers and complementary to Workday products. Gains and losses on strategic investments may result from observable price adjustments and impairment charges on non-marketable equity securities, ongoing mark-to-market adjustments on marketable equity securities, and the sale of equity investments. We do not rely on these securities to fund our ongoing operations nor do we actively trade publicly held securities, and therefore we do not consider the gains and losses on these strategic investments to be reflective of our ongoing operations.
•Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three-year financial projection that excludes the direct impact of the items excluded from GAAP income in calculating our non-GAAP income. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2025 and 2024, we determined the projected non-GAAP tax rate to be 19%, which reflects currently available information, as well as other factors and assumptions. We will periodically re-evaluate this tax rate, as necessary, for significant events, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

Additionally, with regards to free cash flows, Workday’s management believes that reducing cash provided by (used in) operating activities by capital expenditures is meaningful to investors and others because it provides an enhanced view of cash flow generation from the ongoing operations of our business, and it balances operating results, cash management, and capital efficiency.

The use of these non-GAAP measures have certain limitations as they do not reflect all items of expense or cash that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

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Investor Relations Contact:
ir@workday.com

Media Contact:
media@workday.com